SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 29, 2005

Apollo Resources International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Utah
(State or Other Jurisdiction of Incorporation)

000-25873	84-1431425
(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Knox Street, Suite 403
Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 389-9800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Section 8 — Other Events.

Item 8.01.  Other Events.

 Apollo Resources’ 50%-owned affiliate, Earth Biofuels, Inc., has entered into a Memorandum Of Understanding with Gulf Coast Fuels, Inc., a fuel terminal company based in Houston, Texas.  The Memorandum Of Understanding contemplates the parties’ entry into an operational agreement to begin blending biodiesel fuel at the Gulf Coast Fuels terminaling facility in Houston, Texas.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Resources International, Inc.
(Registrant)

Date: June 29, 2005	By:	/s/ Dennis G. McLaughlin, III
Dennis G. McLaughlin, III,
Chief Executive Officer